         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                   EXHIBIT 10.10



                               ALLIANCE AGREEMENT

         This Alliance Agreement (this "Agreement") is made and entered into as of the ____ day of August 1996, by and between Medicines Development Company, a Delaware corporation (the "Company"), and PharmaBio Development Inc., a North Carolina corporation and a wholly owned subsidiary of Quintiles Transnational Corp. ("PharmaBio").

         WHEREAS, the Company, PharmaBio, Warburg, Pincus, Ventures L.P., MPM Medicines L.P., Hanseatic Americas LDC, Clive Meanwell, Scott Johnson, and Ansbert Gadicke are parties to a stock purchase agreement dated as of the even date herewith (the "Purchase Agreement"); and

         WHEREAS, a condition to closing pursuant to Section 4.5 of the Purchase Agreement is the execution and delivery of this Agreement by the Company and PharmaBio;

         NOW, THEREFORE, in consideration of the terms and conditions herein contained and contained in the Purchase Agreement, the Company and PharmaBio agree as follows:

1.0      SCOPE OF SERVICES
         -----------------

         1.1 SERVICES RELATING TO COMPANY'S DEVELOPMENT PROGRAMS

         As reasonably requested by the Company from time to time, PharmaBio shall provide services to the Company to review and evaluate, jointly with the Company, development programs created by the Company relating to potential or actual product acquisitions. Such services shall be provided at no charge to the Company by PharmaBio. The parties acknowledge that the purpose of this collaboration is to optimize the duration, cost, specifications and quality aspects of each of the Company's product development programs, and that the parties anticipate that this collaborative planning process will lead to substantial improvements in product development and performance compared with the performance considered normal for the biopharmaceutical industry. The parties further acknowledge that plans relating to product development involve a dynamic process, and that such plans may require modification from time to time in order to achieve optimal duration, cost and quality performances. The parties agree to endeavor to create a collaborative relationship in which planning and product development can be pursued effectively and efficiently. Unless otherwise agreed by the Company, PharmaBio shall provide such services reasonably requested by the Company, subject to Section 1.5.

         1.2 PROJECT SERVICES

         With respect to each of the Company's products, the Company shall consult with PharmaBio regarding all services which the Company desires to outsource relating to such products. All such services within the scope of PharmaBio's (and its affiliates') then customary services shall be offered to PharmaBio and PharmaBio shall agree to perform such services reasonably requested by the Company, subject to Section 1.5. Services provided by PharmaBio shall include, but not be limited to, clinical development services, non-clinical development services, project management services, expert consultation regarding project implementation, pharmaeconomic services, regulatory affairs services, post-marketing clinical, regulatory and pharmacosurveillance services, and statistical, statistical programming, data processing, data management, and clerical services.

         1.3 SERVICE AGREEMENTS

         All services provided by PharmaBio to the Company shall be subject to the terms and conditions of this Agreement. Additionally, as a condition to acceptance of project services pursuant to Section 1.2 hereof, the Company and PharmaBio shall enter into a project services agreement, which shall be substantially in the form of PharmaBio's then standard form of services agreement and in any event which shall contain provisions covering scope of work, project specifications, quality standards, and fees and costs (consistent with Section 2.0 hereof). All material services agreements shall be reviewed by Dennis Gillings or Rachel Selisker.

         1.4 PERFORMANCE OF SERVICES

         In performing services referred to in Section 1.2, PharmaBio agrees to assure that these services are conducted in substantial compliance with, when appropriate, any applicable protocol and specifications and with all applicable laws, rules and regulations of the subject jurisdictions. PharmaBio also agrees to cause the services it is to perform pursuant to Section 1.0 hereof to be rendered by one or more of its affiliates which also are direct or indirect subsidiaries of Quintiles Transnational Corp. The Company acknowledges and agrees that such services will be performed by affiliates of PharmaBio.

         1.5 LIMITATION OF SERVICES

         PharmaBio shall not be required to perform any services which, as determined by PharmaBio in good faith, either: (i) are beyond PharmaBio's customary scope of services; (ii) compromise PharmaBio's conflict of interest, professional or ethical policies; or (iii) are beyond PharmaBio's reasonable capacity. In the event that PharmaBio determines that it will decline to provide the proposed services due to a conflict of interest relating thereto, PharmaBio shall notify the Company as soon as practicable of any such conflict of interest. As to any services declined by PharmaBio, at the Company's request PharmaBio shall use its best efforts in locating and evaluating, jointly with the Company, an alternative provider for the contemplated services. PharmaBio may assist the Company in planning and managing projects performed by alternative service providers.

2.0      FEES FOR SERVICES
         -----------------

         2.1 AMOUNT OF FEES

         The Company shall pay to PharmaBio its then standard fees for services rendered pursuant to Section 1.0 hereof. PharmaBio shall provide the Company a schedule of such standard fees from time to time upon request of the Company. The parties agree that the standard fees of PharmaBio shall be the fees which PharmaBio normally charges for the types of services proposed to be provided to multinational pharmaceutical companies at the time such services are provided, PharmaBio agrees to consult with the Company regarding PharmaBio's fees for each project and to establish such fees in good faith, taking into consideration constraints imposed by short duration development time and international standards of quality. From time to time, upon request by the Company, PharmaBio shall provide information to the Company which reasonably establishes that the fees paid by Company to PharmaBio are Quintiles' then standard fees; provided, however, that PharmaBio shall not be required to provide any information to the Company which PharmaBio believes in good faith will compromise any confidentiality arrangements between PharmaBio and its other clients. The Company will pay PharmaBio on a use basis at cost for network/mainframe computer time, online disk storage and for printing and supplies.

         2.2 BONUS

             2.2.1 BONUS FOR EXCEPTIONAL PERFORMANCE

         At the time the parties enter into the service agreement with respect to any project, the parties shall use their best efforts to agree in writing to certain performance standards for such project (the "Bonus Standards") which must be achieved by PharmaBio in order for it to be entitled to a payment in excess of the fees provided by Section 2.1 (the "Bonus Fee") and to agree to the overall fees and costs of the project under Section 2.0 (the "Planned Cost"). The parties acknowledge that a Bonus Standard shall be based on exceptional, industry leading performance and such other levels of performance as may be agreed to by the parties. The parties anticipate that the Bonus Fee shall be up to ten percent (10%) of "net revenue" PharmaBio receives for a project under this Section 2.0. "Net revenue" shall be determined in the same manner as it is determined by Quintiles. Transnational Corp. for purposes of its audited financial statements. Should the parties be unable to agree to the establishment of the Bonus Standard, the Bonus Fee and the Planned Cost or as to whether PharmaBio is entitled to the Bonus Fee, the dispute resolution procedures set forth in Section 3.0 shall be followed. During the course of any project, the parties may mutually agree in writing to modify the Bonus Standard, Bonus Fee or Planned Cost.

             2.2.2 PAYMENT OF BONUS FEE

         If PharmaBio shall achieve any Bonus Standard for a project and the actual fees and costs of such project shall be equal to or less than the Planned Cost plus any fees and costs arising out of any change orders for such project, PharmaBio shall be entitled to the

Bonus Fee for such project, which shall be paid promptly by the Company upon achievement of such Bonus Standard. The Bonus fee shall be paid, at PharmaBio's option, as follows: (i) in cash or (ii) in a number of shares of common stock of the Company equal to the Bonus Fee multiplied by one hundred ten percent (110%) and divided by the Share Value (as defined below).

             2.2.3    DETERMINATION OF SHARE VALUE

         The "Share Value" shall be determined pursuant to this Section 2.2.3. Upon PharmaBio's election to be paid a Bonus Fee in common stock of the Company, by notice thereof to the Company, the Company promptly shall propose the Share Value and deliver to PharmaBio a description in reasonable detail of the manner by which the Company determined the proposed Share Value, which shall be determined as of the time the Bonus Standard is achieved. Thereafter, the parties shall use their best efforts and negotiate in good faith to agree to the Share Value within thirty (30) days of PharmaBio's election. If the parties cannot agree to the Share Value within such period, then the determination of the Share Value shall be postponed until the next round of equity financing of the Company following the achievement of the Bonus Standard. Promptly following such next round, the Share Value shall be determined and shall be equal to the average of the per share purchase price of the Company's common stock (or common stock equivalent) issued in such round and the per share purchase price of the Company's common stock (or common stock equivalent) in the immediately preceding round of equity financing. Should the parties be unable to agree to the Share Value, the dispute resolution procedure set forth in Section 3.0 shall be followed. Nothing in this Section 2.2.3 shall be construed to preclude an agreement in writing by the parties to determine or settle the Share Value in a manner otherwise than as provided in this Section or to provide for the payment of the Bonus Fee in cash rather than in common stock.

         2.3 PAYMENT TERMS

         PharmaBio will invoice the Company monthly or as separately agreed for services rendered hereunder and payment shall be made by the Company within thirty (30) days of receipt of itemized invoices for work completed. Overdue payments shall accrue interest at the rate of thirteen percent (13%) per annum, and payments overdue for more than ninety (90) days shall accrue interest at the rate of eighteen percent (18%) per annum, plus reasonable attorneys' fees and costs incurred by PharmaBio in connection with the collection thereof.

         2.4 EXPENSES

         PharmaBio shall be reimbursed by the Company for all reasonable and necessary travel and lodging expenses incurred in the performance of services provided herein which have been requested or approved by the Company. Payment for such services shall be made to PharmaBio within thirty (30) days of receipt by the Company of invoices or other evidence of such expenditures.

3.0      DISPUTE RESOLUTION PROCEDURES
         -----------------------------

         The parties hereto recognize that a BONA FIDE dispute as to certain matters may from time to time arise during the term of this; Agreement which relate to a party's rights or obligations hereunder. In the event of the occurrence of such a dispute, the parties shall through good faith negotiations at the managerial level at which such matter arises endeavor to resolve the dispute promptly. In the event that such dispute is not resolved promptly, either party may, by written notice to the other party, have such dispute referred to the review committee designated below, or their successors, and such committee shall through good faith negotiation endeavor to resolve the dispute by unanimous agreement of its members. The review committee shall be comprised of five individuals, two each appointed by the Company and PharmaBio from such party's executive officers or directors and one appointed by Warburg, Pincus, Ventures L.P. The review committee initially shall be comprised of Clive Meanwell, Scott Johnson, Dennis Gillings, Rachel Selisker, and Nicholas Lowcock. In the event the review committee is not able to resolve such dispute promptly by unanimous action, each party shall have the right to pursue any and all remedies available at law or in equity. Neither party shall take any action under contract or otherwise with respect to the dispute, and the Company shall not proceed to refer any project work elsewhere for failure to obtain agreement to perform services, without first having undertaken the foregoing procedure with respect to the dispute and having notified the other party in writing that it considers the dispute resolution procedures to have failed.

4.0      TERM
         ----

         This Agreement shall remain in full force and effect for a period beginning on the date hereof and ending when PharmaBio shall have ceased performing services under this Agreement, or any project services agreement entered into pursuant to this Agreement, with respect to the first three products of the Company for which PharmaBio provides services. This Agreement may be renewed or extended by the mutual written agreement of the parties.

         Upon the termination of this Agreement, PharmaBio shall deliver to Company all data and materials provided by Company to PharmaBio for the conduct of services under this Agreement, except as otherwise required by applicable law or regulation. All statistical data, all statistical reports, all data entries and any other documentation produced as the result of services performed by PharmaBio under the terms of this Agreement shall be delivered to Company at such time as payment has been made to PharmaBio for all services performed. PharmaBio reserves the right to retain one copy of all materials provided to Company as the result of services performed by PharmaBio under this Agreement for a period of five (5) years which will remain sealed unless a dispute arises regarding the services performed by PharmaBio hereunder.

5.0      CONFIDENTIALITY
         ---------------

         It is understood that during the course of this Agreement, PharmaBio and its employees may be exposed to data and information which is confidential and proprietary to the Company. All such data and information (hereinafter "Company Confidential Information") written or verbal, tangible or intangible, made available, disclosed, or otherwise made known to PharmaBio and its employees as a result of services under this Agreement shall be considered confidential and shall be considered the sole property of Company. All information regarding clinical trials or clinical trial management and all information regarding PharmaBio's operations, including but not limited to PharmaBio Property (as defined in Section 6.0 below), disclosed by PharmaBio to the Company in connection with this Agreement is proprietary, confidential information belonging to PharmaBio (the "PharmaBio Confidential Information", and together with the Company Confidential Information, the "Confidential Information"). The Confidential Information shall be marked as confidential or otherwise represented by the disclosing party as confidential either before or within a reasonable time after its disclosure. The Confidential Information shall be used by the receiving party and its employees only for purposes of performing the receiving party's obligations hereunder. Each party agrees that it will not reveal, publish or otherwise disclose the Confidential Information of the other party to any third party without the prior written consent of the disclosing party, provided that the foregoing obligations shall not apply to Confidential Information which:

                  (a) is or becomes generally available to the public other than as a result of a disclosure by the receiving party;

                  (b) becomes available to the receiving party on a non-confidential basis from a source which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the disclosing party;

                  (c) the receiving party develops independently of any disclosure by the disclosing party;

                  (d) was in the receiving party's possession or known to the receiving party prior to its receipt from the disclosing party; or

                  (e) is required by law to be disclosed.

         This obligation of confidentiality and non-disclosure shall remain in effect for a period of five years after the termination of this Agreement.

6.0      OWNERSHIP
         ---------

         All data and information necessary for PharmaBio to conduct project assignments will be forwarded by the Company to PharmaBio. All data and information generated or derived by PharmaBio as the result of services performed by PharmaBio under this Agreement shall be and remain the exclusive property of the Company. Any inventions that may evolve from the data and information described above as the result of services performed by PharmaBio under this Agreement shall belong to the Company and PharmaBio agrees to assign all such inventions and/or patents to the Company. Notwithstanding the foregoing, Company acknowledges that PharmaBio possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


properties and other assets, including but not limited to laboratory analyses, analytical methods, procedures and techniques, computer technical expertise and software, which have been independently developed by PharmaBio (collectively "PharmaBio Property"). The Company and PharmaBio agree that any PharmaBio Property or improvements thereto which are used, improved, modified or developed by PharmaBio under or during the term of this Agreement are the product of PharmaBio's technical expertise possessed and developed by PharmaBio prior to or during the performance of this Agreement and are the sole and exclusive property of PharmaBio. The Company further acknowledges that PharmaBio's professional staff possesses certain technical expertise and conceptual expertise in area of drug development which have been independently developed by PharmaBio. The Company and PharmaBio agree that such technical expertise, processes, methods, approach or analyses used, improved, modified or developed by PharmaBio under or during the term of the Agreement or are the product of PharmaBio's technical expertise possessed and developed by PharmaBio prior to the date of this Agreement and are the sole and exclusive property of PharmaBio.

7.0      LIMITATION OF LIABILITY; INDEMNIFICATION
         ----------------------------------------

         7.1 LIMITATION OF LIABILITY

         Neither PharmaBio nor its affiliates nor any of its or their respective directors, officers, employees or agents shall have any liability whatsoever under this Agreement or otherwise except with respect to damages directly attributable solely to PharmaBio's negligence, gross negligence or intentional misconduct. In addition, the collective, aggregate liability of PharmaBio and its affiliates and its and their respective directors, officers, employees and agents under this Agreement or otherwise shall not exceed the greater of (i) the amount of compensation actually received by PharmaBio from the Company pursuant to this Agreement for the assignment or task from which such liability arose or
(ii) [**], except with respect to damages directly attributable solely to PharmaBio's gross negligence or intentional misconduct. Notwithstanding the foregoing, neither PharmaBio, nor its affiliates, nor any of its or their respective directors, officers, employees or agents shall have any liability for any special, incidental, or consequential damages, including, but not limited to the loss of opportunity, loss of the use of any data or information supplied hereunder, loss of revenue or profit, in connection with or arising out of this Agreement, the services performed by PharmaBio hereunder or the existence, furnishing, functioning, or the Company's use of any information, documentation or services provided pursuant to this Agreement, even if PharmaBio shall have been advised of the possibility of such damages.

         7.2 INDEMNIFICATION

             7.2.1 COMPANY

         The Company shall indemnify, defend and hold harmless PharmaBio, its affiliates and its and their respective directors, officers, employees and agents (each, an "Indemnitee") from and against any and all losses, claims, actions, damages, liabilities, costs and expenses, (including reasonable attorneys' fees and court costs) (collectively, "Losses"), relating to or arising from or in connection with this Agreement (including, without limitation, any Losses arising from or in connection with any study, test, product or potential product to which this Agreement relates) or any litigation, investigation or other proceeding relating to any of the foregoing, except to the extent such Losses are determined to have resulted solely from gross negligence or intentional misconduct of the Indemnitee seeking indemnity hereunder.

             7.2.2    PHARMABIO

         PharmaBio shall indemnify, defend and hold harmless the Company, its affiliates and its and their respective directors, officers, employees and agents (each, an "Indemnitee") from and against any and all losses, claims, actions, damages, liabilities, costs and expenses, (including reasonable attorneys' fees and court costs) (collectively, "Losses"), to the extent caused by PharmaBio, except to the extent (i) PharmaBio is indemnified pursuant to
Section 7.2.1 hereof OR (ii) PharmaBio's liability is excluded or limited by
Section 7.1 hereof.

             7.2.3    INDEMNITOR

         For purposes of Section 7.3, the party providing indemnification pursuant to Section 7.2 shall be referred to as the Indemnitor.

         7.3 INDEMNIFICATION PROCEDURE

         The Indemnitee shall: (a) give the Indemnitor notice of any such claim or law suit (including a copy thereof served upon it); and (b) Indemnitee and its employees shall fully cooperate with the Indemnitor and its legal representatives in the investigation of any matter the subject of indemnification; and (c) Indemnitee shall not unreasonably withhold its approval of the settlement of any such claim, liability, or action by the Indemnitor the subject of this Indemnification provision and the Indemnitor may unilaterally settle any such claim so long as the Indemnitee obtains a full and complete enforceable release from any and all liability whatsoever from all parties making or threatening to make the claim being settled. Provided, however, that Indemnitee's failure to comply with its obligations pursuant to this Section 7.3 shall not constitute a breach of this Agreement nor relieve the Indemnitor of its indemnification obligations pursuant to Section 7.2, except to the extent, if any, that the Indemnitor's defense of the affected claim, action or proceeding actually was materially impaired thereby.

8.0      FORCE MAJEURE
         -------------

         In the event PharmaBio shall be delayed or hindered in or prevented from the performance of any act required hereunder by reasons of strike, lockouts, labor troubles, inability to procure materials, failure of power or restrictive government or judicial orders, or decrees, riots, insurrection, war, Acts of God, inclement weather or any other reason or cause beyond PharmaBio's control, then performance of such act shall be excused for the period of such delay. If as a result of a condition or event referred to in this Section 8.0, PharmaBio shall be unable to perform its obligations hereunder for a period of thirty (30) consecutive days, the Company may engage other persons to perform services of the type contemplated by this Agreement in lieu of PharmaBio, until such condition or event shall have ceased and PharmaBio shall have resumed performance hereunder.

9.0      MISCELLANEOUS
         -------------

         9.1 INDEPENDENT CONTRACTOR RELATIONSHIP

         For the purposes of this Agreement, the parties hereto are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturers. PharmaBio agrees that it shall have no power or right to bind or obligate the Company, nor shall PharmaBio hold itself out as having such authority.

         9.2 PUBLICATION

         From time to time it may be to the mutual interest of PharmaBio and the Company to publish articles relating to services performed as a part of this Agreement. Publication of project assignment results in whole or in part, shall be within the sole and absolute discretion of the Company. Results may not be published or referred to, in whole or in part, without the prior expressed written consent of the Company. The Company reserves the unqualified right to reject any article utilizing any data generated from PharmaBio's services under this Agreement before such article is presented or submitted for publication.

         9.3 REVIEW OF WORK

         During the term of this Agreement, PharmaBio will permit the Company's representative(s) to examine the work performed hereunder and the facilities at which the work is conducted at reasonable times and in a reasonable manner to determine that the project assignment is being conducted in accordance with the agreed task and that the facilities are adequate.

         9.4 NOTICES

         Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or three days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery service to the following addresses:

         If to PharmaBio:      Gregory D.  Porter, Esq.
                               PharmaBio Development Inc.
                               P.O.  Box 13979
                               Research Triangle Park, North Carolina 27709-3979
         with a copy to:       Gerald F.  Roach, Esq.
                               Smith, Anderson, Blount, Dorsett, Mitchell &
                               Jernigan, L.L.P.
                               2500 First Union Capitol Center
                               Raleigh, North Carolina 27601

         If to Company:

         9.5 BINDING AGREEMENT; ASSIGNMENT; PARTIES IN INTEREST

         This Agreement shall be binding upon and inure to the benefit of Company and PharmaBio and their respective successors and permitted assigns. Neither this Agreement nor any of either party's rights hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other; provided, however, PharmaBio may in its sole discretion assign at any time any or all of its rights and obligations under this Agreement to any of its corporate affiliates or may utilize any such affiliates to carry out its obligations under this Agreement. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the Company or PharmaBio.

         9.6 GOVERNING LAW; SEVERABILITY

         This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of North Carolina. If any one or More provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.7 SURVIVAL

         The obligations of the parties contained in Sections 5.0, 6.0, 7.0 and
9.2 hereof, shall survive the termination of this Agreement.

         9.8 ENTIRE AGREEMENT

         This Agreement contains the entire understandings of the parties with respect to the subject matter herein, and supersedes all previous Agreements (oral and written), negotiations and discussions.

         9.9 AMENDMENT AND WAIVER

         Neither this Agreement nor any of the terms or provisions hereof may be
(a) amended, modified or supplemented except by a written instrument signed by both parties; or (b) waived except by written instrument signed by the party against whom such waiver is sought to be enforced.

         9.10 GUARANTY

         This Agreement shall be executed by Quintiles, Inc., a North Carolina corporation and a wholly owned subsidiary of Quintiles Transnational Corp. solely for the purpose of guaranteeing by such execution the payment obligations of PharmaBio under Section 7 of this Agreement.

         IN WITNESS WHEREOF, the Company, PharmaBio and Quintiles, Inc. (solely to the extent indicated), by authority duly given, have executed this Agreement as of the day and year first above written.

                                      MEDICINES DEVELOPMENT COMPANY

                                      By: /s/ Clive A. Meanwell
                                         ---------------------------------
                                      Name: Clive A. Meanwell
                                           -------------------------------
                                      Title: President
                                            ------------------------------

                                      PHARMABIO DEVELOPMENT INC.

                                      By: /s/ Rachel R. Selisker
                                         ---------------------------------
                                      Name: Rachel R. Selisker
                                           -------------------------------
                                      Title: VP Finance
                                            ------------------------------

                                      QUINTILES, INC., SOLELY FOR THE PURPOSE OF
                                      SECTION 9.10

                                      By: /s/ Rachel R. Selisker
                                         ---------------------------------
                                      Name: Rachel R. Selisker
                                           -------------------------------
                                      Title: Treasurer
                                            ------------------------------

         For the purposes of agreeing and consenting to the issuance of stock by the Company to PharmaBio as contemplated by this Agreement, the undersigned parties hereby agree and consent to the stock issuances contemplated hereby, with authority duly given. Without limiting the foregoing, the undersigned agree that any such issuance of stock shall not be subject to any subscription or participation rights provisions of the Stockholders' Agreement referred to in the Purchase Agreement.

                                      MEDICINES DEVELOPMENT COMPANY

                                      By: /s/ Clive A. Meanwell
                                         ---------------------------------
                                      Name: Clive A. Meanwell
                                           -------------------------------
                                      Title: President
                                            ------------------------------

                                      PHARMABIO DEVELOPMENT INC.

                                      By: /s/ Rachel R. Selisker
                                         ---------------------------------
                                      Name: Rachel R. Selisker
                                           -------------------------------
                                      Title: VP Finance
                                            ------------------------------

                                      WARBURG, PINCUS, VENTURES L.P.

                                      By: /s/ James E. Thomas
                                         ---------------------------------
                                      Name: James E. Thomas
                                           -------------------------------
                                      Title: Partner
                                            ------------------------------

                                      MPM MEDICINES L.P.

                                      By: /s/ Ansbert Gadicke
                                         ---------------------------------
                                      Name: Ansbert Gadicke
                                           -------------------------------
                                      Title:
                                            ------------------------------


                                      HANSEATIC AMERICAS LDC

                                      By: Hansabel Partners, LLC
                                          Managing Member

                                      By: /s/ Paul Biddleman
                                         ---------------------------------
                                      Name: Paul Biddleman
                                           -------------------------------
                                      Title: Treasurer, Hanseatic
                                             Corporation
                                            ------------------------------

                                      /s/ Clive A. Meanwell
                                      ------------------------------------
                                      Clive Meanwell

                                      /s/ T. Scott Johnson
                                      ------------------------------------
                                      Scott Johnson

                                      /s/ Ansbert Gadicke
                                      ------------------------------------
                                      Ansbert Gadicke

                         AMENDMENT TO ALLIANCE AGREEMENT

     This Amendment to Alliance Agreement ("this Amendment"), dated this 15th day of December, 1997, is by and between The Medicines company (formerly known as Medicines Development Company, (the "Company")) and PharmaBio Development Inc. ("PharmaBio").

                                    Recitals:

     The Company and PharmaBio entered into that certain Alliance Agreement, effective August, 1996 (the "Agreement"), pursuant to which the parties agreed to certain matters relating to PharmaBio's provision of pharmaceutical support services. Section 1.3 of the Agreement contemplates the execution of separate agreements to evidence project-specific engagements; however, the parties desire to amend the Agreement to serve as a vehicle for the Company's engagement of and contracting for one or more project with PharmaBio, as more fully set forth herein.

                                   Agreement:

     In consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PharmaBio and the Company hereby agree as follows:

     1. AMENDMENT TO SECTION 1.3. Section 1.3 of the Agreement is hereby amended by deleting existing Section 1.3 in its entirety and by substituting the following in its place:

     1.3 WORK ORDERS FOR PROJECT SERVICES. The following provisions shall apply with respect to project services rendered pursuant to Section 1.2:

     (a) This Agreement is intended to constitute a "master" form of contract which allows PharmaBio and the Company to contract for multiple projects under Section 1.2 through the issuance of multiple Work Orders (as defined below). The specific details of each project under
          Section 1.2 of this Agreement (each, a "Project") shall be separately negotiated and specified in writing on terms and in a form acceptable to the parties (each such writing, a "Work Order"). Each Work Order will include, as appropriate, the Project protocol, scope of work, timeline, budget, and payment schedule, Each Work Order shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the Work Order.

     (b) The Company will pay PharmaBio for fees, expenses and pass-through costs in accordance with the specific provisions of each Work Order. Unless otherwise agreed in a particular Work Order, the following shall apply; (a) the total fees for a particular Project will not exceed the budget applicable to such Project and attached to the Work Order; (b) PharmaBio shall be reimbursed by the Company for all reasonable and necessary expenses and pass-through costs incurred in the performance of the Services; and (c) PharmaBio will invoice the Company monthly for the fees, expenses and pass-through costs relating to the Project and payment shall be made by the Company within thirty (30) days of receipt of each monthly itemized invoice.

     (c) Any change in the details of a Work Order (including, but not limited to, changes in the Project's scope and/or any one or number of the duties, responsibilities and tasks undertaken by PharmaBio) shall require a written Change Order (herein so called) in a form acceptable to both parties. Either party may request or initiate a Change Order. Both parties agree to act in good faith and promptly when considering a Change Order requested by the other party and will not unreasonably withhold approval of a requested change order.

     (d) If a particular Work Order obligates PharmaBio to contract with investigators of investigative sites (collectively, "Investigators") or facilitate the Company's contracting with Investigators (or other independent contractors such as central laboratories), then any such contact shall be on a form mutually acceptable to PharmaBio and the Company. The Company acknowledges that an Investigator engaged for a particular Project shall be solely responsible for his or her (or its) own independent medical judgment and his or her (or its) acts and omissions in performing the clinical investigation and related services.

     (e) An individual Work Order under this Agreement may be terminated without cause by the Company or by PharmaBio at any time during the term of the Work Order on forty-five (45) days prior written notice to PharmaBio or the Company as appropriate. An individual Work Order may also be terminated immediately by a non-breaching party upon a material breach of the Work Order or this Agreement by the other party; provided, however, such termination right shall not be allowed unless the non-breaching party provides thirty (30) days prior written notice indicating the specific breach and the breaching party does not cure within the thirty day notice period or initiate a cure in good faith within the thirty day notice period and effect such cure within sixty days after expiration of the thirty day notice period. In the event a Work Order is terminated other than a result of breach by PharmaBio, the Company's sole obligation to PharmaBio with respect to the impacted Project(s) shall be (a) to pay PharmaBio any fees for Services rendered through the termination date, and (b) to pay all actual costs to complete activities associated with the termination and close out of Projects.

     (f) The Company agrees that PharmaBio may utilize the Services of its corporate affiliates to fulfill PharmaBio's obligations under this Agreement and any Work Order. Any affiliate so utilized shall be (i) subject to all of the terms and conditions applicable to PharmaBio under this Agreement and the Work Order applicable to such Project(s), including, but not limited to, provisions establishing the standards for performance, and (ii) entitled to all rights and protections afforded PharmaBio under this Agreement and the Work Order applicable to such

          Project(s), including, but not limited to, the indemnity and limitation of liability protections set forth herein. Any such affiliate of PharmaBio may execute a Work Order directly and, with respect to the corresponding Project, the rights and obligations of the parties shall be governed by all of the terms and conditions of this Agreement, to the same extent as if such affiliate was a party to this Agreement.

     (g) The standards, rights and obligations of the parties set forth in Sections 1.4, 2, 3, 4, 5, 6, 7, 8, and 9 of this Agreement shall be applicable to every Work Order performed under this Agreement, unless the Work Order expressly and specifically states an intent to supersede this Agreement on a specific matter (but the only with respect to such matter and the specific Work Order).

     2. CORRESPONDING AMENDMENTS. Any provisions in the Agreement in conflict with this Amendment with respect to the ability to issue Work Orders for Projects under the Agreement shall be deemed superseded by this Amendment.

     3. EFFECT ON THE AGREEMENT. The Company and PharmaBio acknowledge that the Agreement (as amended hereby) (i) is in full force and effect and shall control PharmaBio's provision of services and the related rights and obligations of PharmaBio and the Company with respect to Projects, and (ii) shall continue to control the rights and obligations of the Company and PharmaBio with respect to the original matters addressed therein.

     4. COUNTERPARTS. This Amendment may be executed in multiple counterparts, all of which taken together shall constitute on agreement.

     The parties have executed this Amendment effective as of the date first written above.


THE MEDICINES COMPANY                   PHARMABIO DEVELOPMENT INC.


By: /s/ Clive A. Meanwell               By:          illegible
   ---------------------------------       ----------------------------------
Name: Clive A. Meanwell                 Name:
     -------------------------------          -------------------------------
Title: President                        Title:
      ------------------------------          -------------------------------



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